Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Larry Wexler, Corp Comm	Murray Louis, VP	Dana Grosser, Corp PR
Voice:	610.676.1440	610.676.1932	610.676.2459
E-mail	lwexler@seic.com	mlouis@seic.com	dgrosser@seic.com
Pages:	Seven

SEI Reports First-Quarter 2009 Financial Results

OAKS, Pa., April 23, 2009 – SEI Investments Company (NASDAQ:SEIC) today announced financial results for first-quarter 2009, reporting decreases in revenues, net income and earnings per share compared to first-quarter 2008. Net income attributable to SEI during the first-quarter 2009 was negatively affected by a $14.4 million pre-tax charge (approximately $.05 per share post-tax) for previously disclosed structured investment vehicle-related issues.

	For the Three Months Ended March 31,
Consolidated Overview (In thousands, except earnings per share)	2009	2008	%
Revenues	$248,611	$333,908	(26%)
Net Income attributable to SEI	34,200	48,946	(30%)
Diluted Earnings Per Share	$.18	$.25	(28%)

“The severe downturn in the capital markets continues to make business conditions challenging and had a significant negative impact on our first-quarter financial results,” said Alfred P. West, Jr., SEI Chairman and CEO.

“In addition to the resizing and cost reductions we accomplished in the first-quarter, we are continuing our efforts to improve overall productivity through process re-engineering. At the same time, our positive cash flow allows us to maintain a strong capital base and balance sheet while we implement our longer term strategies.

“In these times, it is especially important to focus on our clients’ well-being and success. We are firm in our belief that what we are doing today will significantly benefit our clients and SEI both today and in the future.”

Summary of First-Quarter and Year to Date Results by Business Segment

	For the Three Month Period Ended March 31,
(In thousands)	2009	2008	%
Private Banks:
Revenues	$96,948	$107,054	(9%)
Expenses	78,798	86,167	(9%)

Operating Profit	$18,150	$20,887	(13%)
Operating Margin	19%	20%

Investment Advisors:
Revenues	37,508	60,519	(38%)
Expenses	27,109	31,376	(14%)

Operating Profit	10,399	29,143	(64%)
Operating Margin	28%	48%

Institutional Investors:
Revenues	39,379	50,689	(22%)
Expenses	24,170	30,140	(20%)

Operating Profit	15,209	20,549	(26%)
Operating Margin	39%	41%

Investment Managers:
Revenues	33,332	36,493	(9%)
Expenses	22,867	25,964	(12%)

Operating Profit	10,465	10,529	(1%)
Operating Margin	31%	29%

Investments in New Businesses:
Revenues	1,254	1,834	(32%)
Expenses	3,293	4,652	(29%)

Operating Loss	(2,039)	(2,818)	28%
Operating Margin	n/a	n/a

LSV:
Revenues	40,190	77,319	(48%)
Expenses (1)	26,446	47,356	(44%)

Operating Profit	13,744	29,963	(54%)
Operating Margin	34%	39%

Consolidated Segment Totals:
Revenues	$248,611	$333,908	(26%)
Expenses	182,683	225,655	(19%)

Operating Profit	$65,928	$108,253	(39%)
Operating Margin	27%	32%

(1)	Includes $18,862 and $41,238 for the three-month period ended March 31, 2009 and 2008, of noncontrolling interest to the other partners of LSV.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three-month periods ended March 31, 2009 and 2008 is as follows:

	Three Months Ended March 31,
	2009	2008
Total operating profit from business segments	$65,928	$108,253

Corporate overhead expenses	(9,641)	(10,109)
Noncontrolling interest reflected in segments	19,063	42,188
LSV Employee Group Expenses (1)	(1,820)	(1,821)

Income from operations	$73,530	$138,511

(1)	Includes $1,805 for the three-month period ending March 31, 2009 and 2008 of amortization expense related to intangible assets owned by LSV Employee Group LLC. The amortization is offset through noncontrolling interest since SEI does not have any ownership in LSV Employee Group LLC.

First-Quarter Business Commentary:

•

Revenues were down across all segments due to the continued decline in the capital markets. The Institutional Investors and Investment Managers segments partially offset the negative capital market impact with new business growth.

•

The first-quarter 2009 results include losses of $14.4 million associated with SIV-related issues involving SEI-sponsored money market funds. SEI has recognized cumulative losses of $197.7 million associated with SIV-related issues involving SEI-sponsored money market funds. Additional information related to this, and about the capital support agreements, is contained in SEI’s 2008 Form 10-K filed February 25, 2009.

•

In March 2009, SEI purchased the remaining Gryphon notes held by SEI-sponsored money market funds for $194.9 million. SEI borrowed $195.0 million on its credit facility in order to finance the purchase of the Gryphon notes. As a result of this purchase, SEI’s obligation under the Capital Support Agreements was reduced by $116.0 million to $57.9 million as of March 31, 2009.

•	SEI recognized $6.3 million of one-time employee termination costs in the first-quarter 2009 associated with a reduction in workforce.
•	In the first-quarter 2009, the Private Banks segment recognized $7.0 million of one-time contractual buyout fees from existing clients involved in bank mergers.
•	Assets under management declined by $11.6 billion during the first-quarter 2009 to $122.7 billion, primarily due to market depreciation.
•

In the first-quarter 2009, SEI’s effective tax rate was approximately 21 percent. The effective tax rate was affected by the recognition of certain tax benefits resulting from the conclusion of federal and state income tax audits.

•	In the first-quarter, SEI purchased 527,000 shares of its common stock for $5.9 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM ET on April 23, 2009. Investors may listen to the call at www.seic.com (Investor Information section), or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 996579.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of March 31, 2009, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $354 billion in mutual fund and pooled assets and manages $123 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from numerous offices worldwide. For more information, visit www.seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Asset management, admin. and distribution fees	$169,364	$260,059
Information processing and software servicing fees	62,217	60,139
Transaction–based and trade execution fees	17,030	13,710

Total revenues	248,611	333,908

Commissions and fees	37,553	45,295
Compensation, benefits and other personnel	76,868	83,892
Consulting, outsourcing and professional fees	21,150	26,757
Data processing and computer related	11,515	10,548
Facilities, supplies and other costs	15,433	17,385
Depreciation and amortization	12,562	11,520

Total expenses	175,081	195,397

Income from operations	73,530	138,511

Net loss on investments	(14,450)	(24,046)
Interest and dividend income	1,711	4,138
Interest expense	(799)	(967)

Income before taxes	59,992	117,636

Income taxes	8,929	29,175

Net income	51,063	88,461

Less Net Income attributable to the noncontrolling interest	(16,863)	(39,515)

Net income attributable to SEI	$34,200	$48,946

Diluted earnings per common share	$.18	$.25

Shares used to calculate diluted earnings per common share	191,409	198,211

Basic earnings per common share	$.18	$.25

Shares used to calculate basic earnings per common share	191,084	193,629

Note: Effective January 1, 2009 the company adopted the provisions of SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements. Prior period information has been reclassified to conform with current period presentation.

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited) March 31, 2009	December 31, 2008
Assets

Cash and short-term investments	$428,084	$416,643
Restricted cash	16,400	14,000
Receivables	188,882	208,209
Other current assets	88,188	100,819

Total current assets	721,554	739,671

Property and equipment, net	145,551	148,124
Marketable securities	146,133	86,693
Capitalized software, net	279,368	270,606
Goodwill	22,842	22,842
Intangible assets, net	50,604	52,518
Other assets, net	20,219	21,261

Total assets	$1,386,271	$1,341,715

Liabilities

Current liabilities (1)	$169,677	$329,894
Long-term debt	216,286	24,332
Deferred income taxes	96,118	104,548
Long term liabilities	4,752	4,067

Total SEI Investments Company shareholders’ equity	797,544	766,004
Noncontrolling interest	101,894	112,870

Total Equity	899,438	878,874

Total liabilities and shareholders’ equity	$1,386,271	$1,341,715

(1)	Includes $57,945 and $173,983 at March 31, 2009 and December 31, 2008, respectively, of an accrual related to money market funds support agreements.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Mar. 31, 2008	Jun. 30, 2008	Sep. 30, 2008	Dec. 31, 2008	Mar. 31, 2009
Private Banks:
Equity/Fixed Income prgms.	$18,904	$18,163	$14,436	$10,573	$9,679
Collective Trust Fund prgm.	1,008	955	1,028	1,145	1,198
Liquidity funds	9,198	8,345	9,253	9,194	8,929

Total assets under mgmt.	$29,110	$27,463	$24,717	$20,912	$19,806
Client assets under admin.	13,897	13,242	12,301	10,622	9,920

Total assets	$43,007	$40,705	$37,018	$31,534	$29,726

Investment Advisors:
Equity/Fixed Income prgms.	$32,736	$31,938	$27,817	$21,631	$18,832
Collective Trust Fund prgm.	2,310	2,259	2,471	2,606	2,716
Liquidity funds	2,461	2,410	2,859	3,436	3,458

Total assets under mgmt.	$37,507	$36,607	$33,147	$27,673	$25,006

Institutional Investors:
Equity/Fixed Income prgms.	$43,134	$43,608	$39,775	$34,966	$32,565
Collective Trust Fund prgm.	924	947	1,001	942	791
Liquidity funds	4,077	3,950	3,930	4,582	3,802

Total assets under mgmt.	$48,135	$48,505	$44,706	$40,490	$37,158

Investment Managers:
Equity/Fixed Income prgms.	$20	$19	$10	$8	$3
Collective Trust Fund prgm.	6,571	6,572	6,453	5,974	6,917
Liquidity funds	571	438	699	869	898

Total assets under mgmt.	$7,162	$7,029	$7,162	$6,851	$7,818
Client assets under admin. (C)	225,005	228,722	256,553	234,628	221,798

Total assets	$232,167	$235,751	$263,715	$241,479	$229,616

Investments in New Businesses:
Equity/Fixed Income prgms.	$869	$838	$704	$519	$472
Liquidity funds	77	98	115	153	157

Total assets under mgmt.	$946	$936	$819	$672	$629

LSV Asset Management
Equity/Fixed Income prgms.	$61,765	$57,692	$51,296	$37,714	$32,308

Consolidated:
Equity/Fixed Income prgms (A)	$157,428	$152,258	$134,038	$105,411	$93,859
Collective Trust Fund prgm.	10,813	10,733	10,953	10,667	11,622
Liquidity funds	16,384	15,241	16,856	18,234	17,244

Total assets under mgmt.	$184,625	$178,232	$161,847	$134,312	$122,725

Client assets under admin. (B)	238,902	241,964	268,854	245,250	231,718

Total assets	$423,527	$420,196	$430,701	$379,562	$354,443

(A)	Equity/Fixed Income programs include $1,855 of assets invested in various asset allocation funds at March 31, 2009.
(B)	In addition to the numbers presented, SEI also administers an additional $6,902 in Funds of Funds assets (as of March 31, 2009) on which SEI does not earn an administration fee.
(C)	Client assets under administration in the Investment Managers segment include $78.3 billion of assets balances that require limited services and therefore are at fee levels below our normal service assets.